FOR IMMEDIATE RELEASE
October 2, 2019

Investor Contact:
Andrew Slabin
Andrew_Slabin@discovery.com
212-548-5544

Media Contact:
Nathaniel Brown
Nathaniel_Brown@discovery.com
212-548-5959

DISCOVERY TO REPORT THIRD QUARTER 2019 RESULTS ON THURSDAY, NOVEMBER 7

(Silver Spring, MD) — Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) will report its third quarter 2019 results on Thursday, November 7, 2019, at 7:00 a.m. ET. The Company will host a conference call at 8:30 a.m. ET to discuss the results.

To access the conference call in the U.S. dial 844-452-2811, or outside of the U.S. dial +1-574-990-9832, and provide conference passcode: DISCA. Please dial in approximately 10 minutes in advance to ensure you are connected prior to the beginning of the call. You can also access a live audio webcast of the call on Discovery’s website at https://corporate.discovery.com/.

A replay of the call will be available beginning approximately two hours after the completion of the call until November 14, 2019. The replay can be accessed by phone in the U.S. at 855-859-2056 and outside of the U.S. at +1-404-537-3406 using the following passcode: 3359497. A replay of the audio webcast will also be available in the “Investor Relations” section of the company’s website.

About Discovery:
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, and Science Channel, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across

Europe. For more information, please visit https://corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

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